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                                                              EXHIBIT (a)(5)(ii)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                              USA DETERGENTS, INC.
                             AT $7.00 NET PER SHARE

                                       BY

                             US ACQUISITION CORP.,

                          A WHOLLY-OWNED SUBSIDIARY OF

                           CHURCH & DWIGHT CO., INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON FRIDAY, MAY 18, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                  April 12, 2001

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated April 12, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") relating to the tender offer by US Acquisition Corp., a Delaware corporation ("Purchaser") and wholly-owned subsidiary of Church & Dwight Co., Inc., a Delaware corporation ("Parent"), to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of USA Detergents, Inc., a Delaware corporation (the "Company"), at a price of $7.00 per Share, net to the seller in cash, less any required withholding of taxes and without the payment of any interest, upon the terms and subject to the conditions set forth in the Offer.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The Offer price is $7.00 per Share, net to the seller in cash, less any required withholding of taxes.

          2. The Offer is being made for all of the issued and outstanding
     Shares.

          3. The Offer is being made pursuant to the terms of an Agreement and Plan of Merger, dated as of March 30, 2001 and amended as of April 10, 2001 (the "Merger Agreement"), among the Company, Parent and Purchaser. The Merger Agreement provides, among other matters, for the making of the Offer by Purchaser. The Merger Agreement further provides that Purchaser will be merged with and into the Company (the "Merger") promptly after satisfaction or waiver of certain conditions. The Company will continue as the surviving corporation after the Merger and will be a wholly owned subsidiary of Parent.
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          4. The Board of Directors of the Company has unanimously (a)
     determined that the Merger Agreement, the Offer and the Merger are fair to and in the best interests of the stockholders of the Company (other than Parent or Purchaser); (b) approved the Merger Agreement, the Offer, the Merger and the transactions contemplated thereby; and (c) recommended that the stockholders of the Company accept the Offer, tender their Shares and, if applicable, approve and adopt the Merger Agreement and the Merger.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, May 18, 2001, unless the Offer is extended.

          6. Tendering shareholders will not be obligated to pay any commissions or fees to any broker, dealer or other person or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Shares to Purchaser or to its order pursuant to the Offer.

          7. THE OFFER IS CONDITIONED UPON, AMONG OTHER MATTERS, (a) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES WHICH, TOGETHER WITH ANY SHARES THEN BENEFICIALLY OWNED BY PARENT OR PURCHASER, REPRESENTS AT LEAST FIFTY-ONE PERCENT (51%) OF THE TOTAL NUMBER OF OUTSTANDING SHARES ON A FULLY-DILUTED BASIS (INCLUDING ALL SHARES ISSUABLE UPON EXERCISE OF ALL IN-THE-MONEY COMPANY STOCK OPTIONS AND WARRANTS THAT VEST PRIOR TO THE EFFECTIVE TIME OF THE MERGER, BUT EXCLUDING ANY SHARES HELD BY THE COMPANY OR ANY OF ITS SUBSIDIARIES); (b) THE EXPIRATION OR TERMINATION OF ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, OR SIMILAR STATUTES OR REGULATIONS; AND (c) THE RECEIPT OF ANY OTHER REQUIRED REGULATORY APPROVALS. THE OFFER ALSO IS SUBJECT TO CERTAIN OTHER TERMS AND CONDITIONS.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

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                                  INSTRUCTIONS

                              WITH RESPECT TO THE
                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                              USA DETERGENTS, INC.
                             AT $7.00 NET PER SHARE
            PURSUANT TO THE OFFER TO PURCHASE, DATED APRIL 12, 2001,

                                       OF

                             US ACQUISITION CORP.,

                          A WHOLLY-OWNED SUBSIDIARY OF

                           CHURCH & DWIGHT CO., INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated April 12, 2001, of US Acquisition Corp., a Delaware corporation ("Purchaser") and wholly-owned subsidiary of Church & Dwight Co., Inc., a Delaware corporation, and the related Letter of Transmittal, relating to the shares of common stock, par value $0.01 per share (the "Shares"), of USA Detergents, Inc., a Delaware corporation.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.
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

 NUMBER OF SHARES TO BE TENDERED:               SIGN HERE:
 ________________________ SHARES*               _______________________________________
                                                _______________________________________
 ACCOUNT NUMBER: ________________

                                                SIGNATURE(S)
                                                _______________________________________
                                                _______________________________________
                                                _______________________________________
                                                _______________________________________
                                                PLEASE PRINT NAME(S) AND ADDRESS(ES)
                                                _______________________________________
                                                AREA CODE AND TELEPHONE NUMBER(S)
                                                _______________________________________
                                                TAXPAYER ID OR SOCIAL SECURITY NUMBER(S)
                                                Dated:____________________________, 2001

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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